Exhibit 10.15

BIMCO STANDARD BAREBOAT CHARTER

CODE NAME: “BARECON 2001”

PART I

1.     Shipbroker

N/A

2.     Place and date

New York, New York

November 22  2008

3.     Owners/Place of business (CI. 1)

OSG 400 LLC in its capacity as the owner of the barge OSG 400 (the “Barge”) and OSG Constitution LLC in Its capacity as the owner of the tug OSG Constitution (the “Tug”) (hereinafter referred to as “Owners”)

302 Knights Run Ave – Suite 1200

Tampa, FL 33602

each “A Delaware Company”

4.     Bareboat Charterers/Place of business (CI. 1)

OSP 400 LLC

302 Knights Run Ave – Suite 1200

Tampa, FL 33602

or “A Delaware Company”

5.     Vessel’s name, call sign and flag (CI. 1 and 3)

OSG 400, WDD6731, United States

OSG Constitution, WDD6580 United States

6.     Type of Vessel

Tank Barge

7.     GT/NT

Barge – 27,471 / 20,182

Tug – 1513 / 453

8.     When/Where built

Barge: Galveston Shipbuilding Company / March 01, 1981

Tug:     Slidell, LA

9.     Total DWT (abt.) in metric tons on summer freeboard

Barge – 54,062 on 2.05 Metres

Tug – 1548

10.   Classification Society (CI. 3)

American Bureau of Shipping A1, Tank Barge

11.   Date of last special survey by the Vessel’s classification society

Barge - August 25, 2006

Tug    - August 31, 2008

12.   Further particulars of Vessel (also indicate minimum number of months’ validity of class certificates agreed acc. to CI. 3)

OSG 400 – 644’ x 105’ x 47.9’D. – O.N. 632920 IMO – G.S.C. 124.

OSG Constitution – 145’ x 46’ x 30’D – O.N. 538087 IMO – 7209447.

13.   Port or Place of delivery (CI. 3)

Philadelphia, Pennsylvania

14.   Time for delivery (CI. 4)

November 22, 2008

15.   Cancelling date (CI. 5)

As Mutually Agreed

16.   Port or Place of delivery (CI. 15)

Mutually Agreed U.S. Port

17.   No. of months’ validity of trading and class certificates Upon redelivery (CI, 15)

Minimum 2 days

18.   Running days’ notice if other than stated in CI. 4

N/A

19.   Frequency of dry-docking (CI. 10(g))

As per class requirements

20.   Trading Limits (CI. 6)

East Coast of United States, North of Hatteras

21.   Charter period (CI. 2)

See Clause 35

22.   Charter hire (CI. 11)

See Clause 39

23.   New class and other safety requirements (state percentage of Vessel’s insurance value acc. To Box 29)(CI. 10(a)(ii))

See Clause 38(c)

24.   Rate of interest payable acc. To CI. 11 (f) and, if applicable, acc. to PART IV

N/A

25.   Currency and method of payment (CI. 11)

USD monthly in advance by wire transfer

“BARECON 2001” STANDARD BAREBOAT CHARTER	PART I

26.   Place of payment; also state beneficiary and bank account (CI. 11)

JPMorgan Chase Bank

New York, New York

ABA # 021000021

For Credit to Account #232-2-407251 in the name of OSG Bulk Ships, Inc.

27.   Bank guarantee/bond (sum and place)  (CI. 24) (optional)

N/A

28.   Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (CI. 12)

N/A

29.   Insurance (hull and machinery and war risks) (state value acc. to CI. 13(f) or, if applicable, acc. to CI. 14(k)) (also state if CI. 14 applies)

See Clause 13; Clause 14 does Not apply

30.   Additional insurance cover, if any, for Owners’ account limited to (CI. 13(b)

N/A

31.   Additional insurance cover, if any, for Charterers’ account limited to (CI. 13(b)

N/A

32.   Latent defects (only to be filled in if period other than stated in CI. 3

N/A

33.   Brokerage commission and to whom payable (CI. 27)

N/A

34.   Grace period (state number of clear banking days) (CI. 28)

N/A

35.   Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (CI. 30)

New York Law, New York Arbitration

36.   War cancellation (indicate countries agreed) (CI. 26(f)

N/A

37.   Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies) (optional)

NO

38.   Name and place of Builders (only to be filled in if PART III applies)

N/A

39.   Vessel’s Yard Building No. (only to be filled in if PART III applies)

N/A

40.   Date of Building Contract (only to be filled in if PART III applies)

N/A

41.   Liquidated damages and costs shall accrue to (state party acc. to CI. 1)

a)     N/A

b)     N/A

c)     Owner

42.   Hire/Purchase agreement (indicate with “yes” or “no” whether PART IV applies) (optional)

NO

43.   Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies) (optional)

NO

44.   Flag and Country of the Bareboat Charter Registry (only to be filled In if PART V applies)

N/A

45.   Country of the Underlying Registry (only to be filled in if PART V applies)

N/A

46.   Number of additional clauses covering special provisions, if agreed

22 total; Number 32-51 as attached

PREAMBLE – It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II.  In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further.  It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43.  If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Signature (Owners)

OSG 400 LLC

By:
Manager

Signature (Charterers)

OSP 400 LLC

By:
Manager

OSG CONSTITUTION LLC

By:
Manager

PART II

“BARECON 2001” Standard Bareboat Charter

1.              Definitions

In this Charter, the following terms shall have the meanings hereby assigned to them; “The Owners” shall mean the party identified in Box 3; “The Charterers” shall mean the party identified in Box 4; “The Vessel” shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12.”Financial Instrument” means such financial security instrument as annexed to this Charter and stated in Box 28.

2.              Charter Period

In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to hire the Vessel for the period stated in Box 21 (“The Charter Period”).

3.              Delivery

(not applicable when part III applies, as indicated in Box 37).

(a)   The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place indicated in Box 13 in such ready safe berth as the Charterers may direct.

(b)   The Vessel shall be properly documented on delivery in accordance with the laws of the flag State indicated in Box 5 and the requirements of the classification society stated in Box 10.  The Vessel upon delivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 12.

(c)   The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners’ obligations under this Clause 3, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel.

4.              Time for Delivery

(not applicable when Part III applies, as indicated in Box 37).

The Vessel shall not be delivered before the date indicated in Box 14 without the Charterers’ consent and the Owners shall exercise due diligence to deliver the Vessel not later than the date indicated in Box 15.  The Owners shall keep the Charterers closely advised of possible changes in the Vessel’s position.

5.              Cancelling

(not applicable when Part III applies, as indicated in Box 37).

(Intentionally omitted)

6.              Trading Restrictions

The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits in Box 20.

The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.

Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter.  This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners’ prior approval has been obtained to loading thereof.

7.              Surveys on Delivery and Redelivery

(Intentionally omitted)

8.              Inspection

The Owners shall have the right at any time after giving reasonable notice to the Charterers to inspect or survey the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf.

(a)          (intentionally omitted)

(b)   in dry-dock if the Charterers have not dry-docked Her in accordance with Clause 10(g).  The costs and fees for such inspection or survey shall be paid by the Charterers; and

(c)   for any other commercial reason they consider necessary (provided it does not unduly interfere with the commercial operation of the Vessel).  The costs and fees for such inspection and survey shall be paid by the Owners.

All time used in respect of inspection, survey or repairs shall be for the Charterers’ account and form part of the Charter Period.

The Charterers shall also permit the Owners to inspect the Vessel’s log books whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel.

9.              Inventories, Oil and Stores

(Intentionally omitted)

10.       Maintenance and Operation

(a)(i)          Maintenance and Repairs – During the Charter Period the Vessel shall be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect.  The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in accordance with good commercial maintenance practice and, except as provided for in Clause 14(l), if applicable, at their own expense they shall at all times keep the Vessel’s Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times.

(ii)                    (intentionally omitted)

(iii)                Financial Security – The Charterers shall maintain financial security or responsibility in respect of third party liabilities as required by any government, including federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay.  This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division of authority thereof.

The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers’ sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.

(b)                      Operation of the Vessel – The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including annual flag State fees and any foreign general municipality and/or state taxes.  The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners.

Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel’s flag or any other applicable law.

(c)                      The Charterers shall keep the Owners and the mortgagee(s) advised of the intended employment, planned dry-docking and major repairs of the Vessel, as reasonably required.

(d)                      Flag and Name of Vessel – During the Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag.  The Charterers shall also have the liberty, with the Owners’ consent, which shall not be unreasonably withheld, to change the flag and/or the name of the Vessel during the Charter Period.  Painting and re-painting, instalment and re-instalment, registration and re-registration, if required by the Owners, shall be at the Charterers’ expense and time.

(e)                      Changes to the Vessel – Subject to Clause 10(a)(ii), the Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners’ approval thereof.

(f)                        Use of the Vessel’s Outfit, Equipment and Appliances – The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear excepted.  The Charterers shall from time to time during the Charter Period replace such items of equipment as shall be so damaged or worn as to be unfit for use.  The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel.  The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment at the end of the period if requested by the Owners.  Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.

(g)                     Periodical Dry-Docking –The Charterers shall drydock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once during the period stated in Box 19 or, if Box 19 has been left blank, every sixty (60) calendar months after delivery or such other period as may be required by the Classification Society or flag State.

11.       Hire

(a)                      The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter in respect of which time shall be of the essence.

(b)                      The Charterers shall pay to the Owners for the hire of the Vessel a lump sum in the amount indicated in Box 22 which shall be payable not later than every thirty (30) running days in advance, the first lump sum being payable on the date and hour of the Vessel’s delivery to the Charterers.  Hire shall be paid continuously throughout the Charter Period.

(c)                      Payment of hire shall be made in cash without discount in the currency and in the manner indicated in Box 25 and at the place mentioned in Box 26.

(d)                      Final payment of hire, if for a period of less than thirty (30) running days, shall be calculated proportionally according to the number of days and hours remaining before redelivery and advance payment to be effected accordingly.

(e)                      Should the Vessel be lost or missing, hire shall cease from the date and time when she was lost or last heard of.  The date upon which the Vessel is to be treated as lost or missing shall be ten (10) days after the Vessel was last reported or when the Vessel is posted as missing by Lloyd’s, whichever occurs first.  Any hire paid in advance to be adjusted accordingly.

(f)                        (Intentionally omitted)

(g)                     (Intentionally omitted)

12.       Mortgage

(only to apply if Box 28 has been appropriately filled in)

*)             (a)       The Owners warrant that they have not effected any mortgage(s) of the Vessel and that they shall not effect any mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.

*)             (b)       The Vessel chartered under this Charter is financed by a mortgage according to the Financial Instrument.  The Charterers undertake to comply, and provide such information and documents to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in the Financial Instrument or as may be directed from time to time during the currency of the Charter by the mortgagee(s) in conformity with the Financial Instrument.  The Charterers confirm that, for this purpose, they have acquainted themselves with all relevant terms, conditions and provisions of the Financial Instrument and agree to acknowledge this in writing in any form that may be required by the mortgagee(s).  The Owners warrant that they have not effected any mortgage(s) other than stated in Box 28 and that they shall not agree to any amendment of the mortgage(s) referred to in Box 28 or effect any other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.

*)                (Optional, Clauses 12(a) and 12(b) are alternatives; indicate alternative agreed in Box 28).

13.       Insurance and Repairs

(a)       During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull and machinery, war and Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii) in such form as the Owners shall in writing approve, which approval shall not be un-reasonably withheld.  Such insurances shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and the mortgagee(s) (if any), and The Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint.  Insurance policies shall cover the Owners and the Charterers according to their respective interests.  Subject to the provisions of the Financial Instrument, if any, and the approval of the Owners and the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for.

The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.

All time used for repairs under the provisions of subclause 13(a) above, including any deviation, shall be for the Charterers’ account.

(b)       If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively.  The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.

(c)       The Charterers shall upon the request of the Owners, provide information and promptly execute such documents as may be required to enable the Owners to comply with the insurance provisions of the Financial Instrument.

(d)       Subject to the provisions of the Financial Instrument, if any, should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause 13(a), all insurance payments for such loss shall be paid to the Owners who shall distribute the moneys between the Owners and the Charterers according to their respective interests.  The Charterers undertake to notify the Owners and the mortgagee(s), if any, of any occurrences in consequence of which the Vessel is likely to become a total loss as defined in this Clause.

(e)       The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.

(f)        For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause 13(a), the value of the Vessel is the sum indicated in Box 29.

14.       Insurance, Repairs and Classification (Intentionally omitted)

15.       Redelivery

At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe and ice-free port or place as indicated in Box 16, in such ready safe berth as the Owners may direct.

16.       Non-Lien

The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel.

17.       Indemnity

(a)       The Charterers shall indemnify the Owners against any loss, damage or expense incurred by the Owners arising out of or in relation to the operation of the Vessel by the Charterers, and against any lien of whatsoever nature arising out of an event occurring during the Charter Period.  If the Vessel be arrested or otherwise detained by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.

Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.

(b)       If the Vessel be arrested or otherwise detained by reason of a claim or claims against the Owners, the Owners shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.

In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention.

18.       Lien

The Owners to have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or any sub-charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned.

19.       Salvage

All salvage and towage performed by the Vessel shall be for the Charterers’ benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

20.       Wreck Removal

In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

21.       General Average

The Owner shall not contribute to General Average.

22.       Assignment, Sub-Charter and Sale

(a)       The Charterers shall not assign this Charter nor sub-charter the Vessel on a bareboat basis except with the prior consent in writing of the Owners, which shall not be unreasonably withheld, and subject to such terms and conditions as the Owners shall approve.

(b)       SEE CLAUSE 41.

23.       Contracts of Carriage

*)             (a)       The Charterers are to procure that all documents issued during the Charter Period evidencing the terms and conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation relating to carrier’s liability for cargo compulsorily applicable in the trade; if no such legislation exists, the documents shall incorporate the USCOGSA.  The documents shall also contain the New Jason Clause and the Both-to-Blame Collision Clause.

*)             (b)       (Intentionally omitted)

24.       Bank Guarantee (Intentionally omitted)

25.       Requisition/Acquisition

(a)       In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as “Requisition for Hire”) irrespective of the date during the Charter Period when “Requisition for Hire” may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that in the event of “Requisition for Hire” any Requisition Hire or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter Period or the period of the “Requisition for Hire” whichever be the shorter.

(b)       (Intentionally omitted)

26.       War

(a)       For the purpose of this Clause, the words “War Risks” shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.

(b)       The Vessel, unless the written consent of the Owners be first obtained, shall not continue to or go through any port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners, may be, or are likely to be, exposed to War Risks.  Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, the Owners shall have the right to require the Vessel to leave such area.

(c)       The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent’s right of search and/or confiscation.

(d)       If the insurers of the war risks insurance should require payment of premiums and/or calls because, pursuant to the Charterers’ orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such insurers as being subject to additional premiums because of War Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due.

(e)       The Charters  shall have the liberty:

(i)       to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions;

(ii)      to comply with the orders, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

(iii)     to comply with the terms of any resolution of the Security Council of the United nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement.

(f)        (Intentionally omitted)

27.       Commission (Intentionally omitted)

28.       Termination

(a)       Charterers’ Default

The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter with immediate effect by written notice to the Charterers if:

(i)       the Charterers fail to pay hire in accordance with Clause 11.  However, where there is a failure to make punctual payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers, the Owners shall give the Charterers written notice of the number of clear banking days stated in Box 34 (as recognised at the agreed place of payment) in which to rectify the failure, and when so rectified within such number of days following the Owners’ notice, the payment shall stand as regular and punctual.  Failure by the Charterers to pay hire within the number of days stated in Box 34 of their receiving the Owners’ notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and terminate the Charter without further notice;

(ii)      The Charterers fail to comply with the requirements of:

(1)         Clause 6 (Trading Restrictions)

(2)         Clause 13(a) (Insurance and Repairs) provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a specified number of days grace within which to rectify the failure without prejudice to the Owners’ right to withdraw and terminate under this Clause if the Charterers fail to comply with such notice;

(iii)                the Charterers fail to rectify any failure to comply with the requirements of sub-clause 10(a)(i) (Maintenance and Repairs) as soon as practically possible after the Owners have requested them in writing so to do and in any event so that the Vessel’s insurance cover is not prejudiced.

(b)       Owners’ Default

If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14) running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall be entitled to terminate this Charter with immediate effect by written notice to the Owners.

(c)       Loss of Vessel

This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss.  For the purpose of this sub-clause, the Vessel shall not be deemed to be lost unless she has either become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.

(d)       Either party shall be entitled to terminate this Charter with immediate effect by written notice to the other party in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of the other party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.

(e)       The termination of this Charter shall be without prejudice to all rights accrued due between the parties prior to the date of termination and to any claim that either party might have.

29.       Repossession

In the event of the termination of this Charter in accordance with the applicable provisions of Clause 28, the Owners shall have the right to repossess the Vessel from the Charterers at her current or next port of call, or at a port or place convenient to them without hindrance or interference by the Charterers, courts or local authorities.  Pending physical repossession of the Vessel in accordance with this Clause 29, the Charterers shall hold the Vessel as gratuitous bailee only to the Owners.  The Owners shall arrange for an authorised representative to board the Vessel as soon as reasonably practicable following the termination of the Charter.  The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the Vessel by the Owners’ representative.  All arrangements and expenses relating to the settling of wages, disembarkation and repatriation of the Charterers’ Master, officers and crew shall be the sole responsibility of the Charterers.

30.       Dispute Resolution (Intentionally omitted)

31.       Notices

(a)       Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service.

(b)       The address of the Parties for service of such communication shall be as stated in Boxes 3 and 4 respectively.

OPTIONAL

PART

 “BARECON 2001” Standard Bareboat Charter

PART III

PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 37)

(Intentionally Omitted)

OPTIONAL

PART

“BARECON 2001” Standard Bareboat Charter

PART IV

HIRE/PURCHASE AGREEMENT

(Optional, only to apply if expressly agreed and stated in Box 42)

(Intentionally omitted)

OPTIONAL

PART

“BARECON 2001” Standard Bareboat Charter

PART V

PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY

(Optional, only to apply if expressly agreed and stated in Box 43)

(Intentionally omitted)

ADDITIONAL CLAUSES

OSG 400/OSG CONSTITUTION

TABLE OF CONTENTS

32.	Definitions	12
33.	Agreement to Charter	13
34.	INTENTIONALLY OMITTED	13
35.	Charter Period	13
36.	INTENTIONALLY OMITTED	14
37.	Use and Operation of the Vessels	14
38.	Maintenance and Classification	15
39.	Charter Hire	15
40.	Insurance	16
41.	Liens, Sale and Attachment	17
42.	Event of Loss	17
43.	INTENTIONALLY OMITTED	18
44.	Further Undertakings	18
45.	Additional Events of Demise Default	19
46.	Governing Law	20
47.	Representations and Warranties	20
48.	Dispute Resolution	21
49.	Quiet Enjoyment	21
50.	Notices	21
51.	Miscellaneous	22

ADDITIONAL CLAUSES TO THAT CERTAIN BIMCO STANDARD BAREBOAT CHARTER (the “Charter”).

32.                     Definitions.

As used in this Charter, the following terms shall have the meanings ascribed to them below:

“Barecon” has the meaning given to such term in Clause 51(f) hereof.

“Barge” has the meaning given such term in Clause 3 of Part I of the Barecon.

“Business Day” means a day that is not a Saturday, Sunday or other day on which banking institutions doing business in Tampa, Florida.

“Charter Hire” has the meaning given to such term in Clause 39(a) hereof.

“Charter Period” means the term of this Charter.

“Classification Society” means the American Bureau of Shipping.

“Compulsory Acquisition” means the condemnation, confiscation, requisition (other than for hire), purchase or other taking of title of the Vessels by any governmental or other competent authority.

“Crew’s Wages” means crew’s wages (including the wages of the Master, to the extent provided by 46 USC § 11112, as amended from time to time).

“Event of Demise Default” means any event described in Clause 28(a), Clause 39(a) or Clause 45 hereof.

“Event of Loss” means any of the following events occurring during the Charter Period: (i) the actual or constructive total loss of the Vessels or the agreed or compromised total loss of the Vessels; or (ii) Compulsory Acquisition.  An Event of Loss shall be deemed to have occurred on the date indicated in Clause 39(f) hereof.

“Flag State” means, subject to Clause 37(c) hereof, the United States.

“Lien” means any mortgage, pledge, lien, charge, encumbrance, lease, right, security interest or claim.

“Managers” means OSG Ship Management, Inc.

“Permitted Liens” means:

(i)                                               Liens for Crew’s Wages and salvage (including contract salvage) which shall not have been due and payable for more than ten (10) days after termination of a voyage or which shall then be contested by Owners in good faith;

(ii)                                            Liens for Crew’s Wages, salvage (including contract salvage), general average and damages arising out of tort which are covered by insurance;

(iii)                                         Liens incident to current operations (except for Crew’s Wages, salvage (including contract salvage) and general average), or liens for the wages of a stevedore when employed directly by Owners or the operator, Master or agent of the Vessels, in all cases, which are not yet due and payable or which shall then be contested by Owners in good faith and for which adequate reserves are being maintained;

(iv)                Liens covered by insurance and any deductible applicable thereto;

(v)                   Liens for repairs or with respect to any changes made in the Vessels required by applicable laws, treaties and conventions or by applicable rules and regulations thereunder which are not yet due and payable or which shall then be contested by Owners in good faith and for which adequate reserves are being maintained; and,

“Person” means any individual, corporation, general or limited partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” means any Person with respect to which a specified Person (and/or any Subsidiary thereof) owns a majority of the equity securities or other equity interests or has the power to elect a majority of that Person’s board of directors or similar governing body, or otherwise has the power, directly or indirectly, to direct the business and policies of that Person.

“Tug” has the meaning given in Clause 3 of Part I of the Barecon.

“Vessel” shall mean, individually, the Tug and the Barge, and collectively, the Tug and the Barge shall be the “Vessels”.

Any and all references in this Charter to any rule, regulation and/or statute shall be to such rule, regulation and/or statute and the regulations promulgated thereunder, as such rule, regulation and/or statute may be amended, modified or supplemented from time to time, and any successor rule, regulation and/or statute thereto.

33.                               Agreement to Charter.

(a)                                  Subject to the satisfaction of all the terms and conditions of this Charter, Owners commit to bareboat charter to Charterer, and Charterer commits to bareboat charter from Owners, the Vessels.

(b)                                 Charterer and Owners agree that this Charter is, and is intended to be, a bareboat charter, that Owners have title to and is the owner of the Vessels, and that the relationship between Owners and Charterer pursuant hereto shall always be only that of owner and charterer.  Charterer does not hereby acquire any right, equity, title or interest in or to the Vessels, except the right to use the same under the terms hereof, subject to law and regulatory authority.  The parties agree to treat this Charter as a bareboat charter under which Owners are the title owner of the Vessels, and Charterer is deemed to be the owner pro hac vice for the entire Charter Period.

34.                               INTENTIONALLY OMITTED

35.                               Charter Period.

Charterer shall bareboat charter the Vessels for a term commencing with the successful marriage of the Tug and the Barge in Philadelphia, Pennsylvania following the return of the Tug from dry dock and subject to the Charterer’s reasonable determination of the Vessels’ ability to resume trading in its intended trade, estimated to be on or about November 22, 2008, and ending on January 1, 2010, as such period may be mutually extended; provided that Charterer shall have the option of redelivering the Vessels at any time after August 29, 2009 upon 30 days prior notice to Owners.

36.                               INTENTIONALLY OMITTED

37.                               Use and Operation of the Vessels.

(a)                                  Charterer agrees that the Vessels shall not be operated in any manner contrary to the applicable laws of the Flag State or in any manner that may affect documentation of the Vessels under the laws and regulations of the Flag State or in any area in which the insurance required by Clause 40 hereof shall not be in full force and effect.

(b)                                 Charterer shall, without expense to Owners, throughout the Charter Period, maintain the documentation of the Vessels under the laws and flag of the Flag State (and, in the case of documentation under U.S. flag, with a coastwise endorsement) in the name of Owners, and Owners shall, upon the request of Charterer, execute such documents and furnish such information as Charterer may reasonably require to enable Charterer to maintain such documentation.  The Vessels shall, and Charterer covenants that it will, at all times comply with the requirements of all applicable laws, treaties and conventions, and rules and regulations issued thereunder, of all international organizations and national, state and local governments and agencies thereof having jurisdiction in connection with the use, operation and maintenance of the Vessels, and Charterer covenants that it will have on board, when required thereby, valid certificates showing compliance therewith.  Charterer will not suffer or permit anything to be done which might injuriously affect the documentation of the Vessels under the laws and regulations of the Flag State, and Charterer will not abandon the Vessels in a foreign port (unless advisable in connection with an Event of Loss), engage in any unlawful trade or violate any law or regulation or carry any cargo that may expose the Vessels to penalty, forfeiture or seizure.

(c)                                  In the event of the repeal, modification, supplement or amendment of those provisions of Title 46 of the U.S. Code which exclusively reserve the U.S. coastwise trade for U.S.-built and flagged Vessels operated by citizens of the United States, within the meaning of 46 U.S.C. § 50501 (“Jones Act Vessels”) (i) such that the U.S. coastwise trade is no longer exclusively reserved for Jones Act Vessels and (ii) such that the Vessels will not permanently lose its eligibility to operate in the U.S. coastwise trade if it is registered under a foreign flag, then Charterer shall have the right to register the Vessels under another country’s flag subject to the prior consent by Owners, which shall not be unreasonably withheld; provided, however, that all costs associated with the de-registration of the Vessels from the U.S. flag and the registration of the Vessels under the new flag shall be for Charterer’s account.

(d)           Owners represent and warrant that following completion of the dry dock of the Tug, the Vessels shall be in good working order and repair and shall be fit for the Vessels’ intended use.  Owners agree that during the Charter Period, on each and every occasion thereafter that there is loss of time (whether by way of interruption in the Vessels’ service or, from reduction in the Vessels’ performance, or in any other manner) due to breakdown (whether partial or total) of machinery, boilers or other parts of the Vessels or equipment (including without limitation tank coatings), and such loss continues for more than one (1) day (if resulting from interruption in the Vessels’ service) Charterer shall have the right to redeliver the Vessels, and the Charter Period shall be deemed to be terminated with no party having any further liability to the other. If the Charterer elects not to redeliver the Vessels, Owners shall be solely responsible for paying the cost of any and all repairs required in the reasonable opinion of the Charterer necessary for the operation of the Vessels and Charter Hire hereunder for the duration of the repair period until Owners redeliver the Vessels to Charterer shall be reduced, commencing on the date the repair period begins, by an amount equal to Nine Thousand United States Dollars ($9,000) per day. Owners agree to use commercially reasonable efforts to have the Vessels returned to Charterer as soon as possible following completion of such repairs. Owners jointly and severally agree to indemnify Charterer for any and all losses incurred by Charterer during the period the Vessels are unavailable to Charterer during the repair period, including transit time to and from the repair facility until returned to Charterer, provided that Owners’ indemnity obligations shall not exceed an amount equal to Twenty Five Thousand United States Dollars ($25,000) per day for each day of such period, without duplication of the Nine Thousand United States Dollars ($9,000) per day reduction in Charter Hire.  Charterer has the right to require Owners to complete repairs and return the Vessels to Charterer for multiple successive instances of loss of time due to breakdown during the Charter Period.

38.                               Maintenance and Classification.

(a)                                  Charterer shall maintain the Vessels so as to entitle the Vessels to the classification and rating with the Classification Society of +A1 Oil Tank Barge and +A1, Towing Service, +AMS respectively.  Charterer shall submit the Vessels to all required surveys of the Classification Society and shall give Owners prior written notice thereof.  Charterer shall furnish to Owners annually a confirmation of class letter issued by the Classification Society.

(b)                                 Charterer shall give Owners written notice of each proposed dry-docking of the Vessels 30 days in advance, if possible, but otherwise as far in advance as possible under the circumstances, so that Owners may, if Owners so desires, have a representative present at such dry-docking and otherwise inspect the Vessels at Owners’ expense.

(c)                                  In the event that any improvement, structural change or new equipment becomes necessary for the continued operation of the Vessels by reason of new class requirements or by compulsory legislation, Owners shall make such changes and Charter Hire hereunder for the remainder of the Charter Period  shall be adjusted, commencing on the date such costs are incurred, by an amount equal to the cost of compliance therewith divided by the number of days remaining in the agreed useful life of the Vessels, beginning with the date such costs are incurred.

39.                               Charter Hire.

(a)                                  Charterer shall pay, throughout the Charter Period, Charter Hire to Owners at the rate of Eleven Thousand Five Hundred United States Dollars ($11,500) per day (the “Charter Hire”), as adjusted pursuant to Clause 37(d) and 38(c) hereof, and pro rata for any partial day.  Charter Hire shall be due and payable monthly in advance beginning on the Delivery Date and on the first Business Day of each calendar month thereafter (each such date a “Payment Date”).  Failure by Charterer to pay Charter Hire when due shall be an Event of Demise Default hereunder.

(b)                                 All payments by Charterer hereunder shall be made in United States Dollars in readily available funds, free and clear of any bank charges, to such bank account number as shall be advised to Charterer by Owners from time to time.  If any day for the making of any payment hereunder shall not be a Business Day, the due date for such payment shall be extended to the next following Business Day unless, in the case of a payment of Charter Hire, the next following Business Day falls in the following calendar month, in which case the due date for such payment of Charter Hire shall be the immediately preceding Business Day.

(c)                                  Notwithstanding anything to the contrary contained in this Charter, if an Event of Loss shall occur, hire shall cease on the date such Event of Loss is deemed to have occurred.  For purposes of this Charter, an Event of Loss shall be deemed to have occurred as follows:

(i)                                     an actual total loss of the Vessels shall be deemed to have occurred at the actual date and time the Vessels was lost but, in the event of the date of the loss being unknown, then the actual total loss shall be deemed to have occurred on the date on which the Vessels was last reported;

(ii)                                  a constructive total loss shall be deemed to have occurred at the date and time notice of abandonment of a Vessel is given to the insurers of the Vessels for the time being (hereinafter called the “Insurers”) (provided a claim for such constructive total loss is admitted by the Insurers) or, if the Insurers do not admit such a claim, at the date and time at which a constructive total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred;

(iii)                               a compromised, agreed or arranged total loss shall be deemed to have occurred on the date of the relevant compromise, agreement or arrangement; and

(iv)                              an Event of Loss (A) as the result of capture, taking, seizure, restraint, detention, confiscation or expropriation occurring under the conditions of the “War Risks” policy of the Vessels, or (B) Compulsory Acquisition shall be deemed to have occurred at the time admitted by the Insurers.

40.                               Insurance.

(a)                                  Charterer shall provide and maintain marine risk hull insurance or port risk hull insurance (when permitted under this Clause 40(a)), and marine war risk hull insurance, in amounts consistent with the level of insurance maintained by Owners on its other Vessels of similar age.  While a Vessel is laid up, in lieu of the aforesaid marine risk hull insurance, port risk hull insurance may be taken out on the Vessels by Charterer; provided, however, that at all times the Vessels shall be covered by marine war risk hull insurance and Protection and Indemnity Insurance.

(b)                                 All insurance shall be taken out in the name of Owners, with Charterer as an additional named insured, and the policies or certificates, to the extent available, shall provide that there shall be no recourse against Owners for the payment of premiums.

(c)                                  Owners shall, at their sole cost and expense, have the duty and responsibility to make all proofs of loss and take any and all other steps necessary to effect collections from underwriters for any loss under any insurance on or with respect to the Vessels or the operation thereof.  Charterer shall cooperate in making all proofs of loss and take all other reasonable steps necessary to effect collection from underwriters.

(d)                                 Charterer will provide and maintain all insurance required to be provided and maintained by this Charter with marine insurance companies, underwriters associations or underwriting funds approved by Owners, which approval shall not be unreasonably withheld or delayed.

(e)                                  If the Vessels shall be arrested, seized, levied upon or taken into custody by virtue of proceedings in any court or tribunal in any country or nation of the world or by any governmental or other authority because of any liens or claims, Charterer shall, without expense to Owners, cause the Vessels to be released within 30 Business Days and any such claims or liens to be discharged when such claims or the obligations or charges secured by such liens are due and payable and are not being contested in good faith by appropriate proceedings.  In the event a Vessel is levied upon or taken into custody or detained by any authority whatsoever, Charterer agrees forthwith to notify Owners thereof by facsimile transmission, confirmed by letter.

(f)                                    Charterer shall not declare or agree upon a compromised, constructive or agreed total loss of the Vessels without the prior written consent of Owners.

(g)                                 If Owners desire to insure the Vessels in an amount in excess of the amount that Charterer is required to maintain in accordance with Clause 40(a) hereof, Charterer agrees to arrange such insurance on Owners’s behalf through the fleet policy covering the Vessels at the same rates available to Charterer.  The cost of such additional insurance shall be for Owners’s account.

41.                               Liens, Sale and Attachment.

(a)                                  Owners shall have the right to sell, assign or otherwise transfer the ownership of the Vessels and assign this Charter to a new owner.  Notwithstanding the foregoing, in no event shall Owners sell, assign or otherwise transfer, in whole or part, any interest in the Vessels or the Charter (A) to a Person who (i) is not qualified to document a vessel under the U.S. flag pursuant to 46 U.S.C. § 12103(b) (2006), and the regulations promulgated thereunder, as such statute and regulations may be amended or supplemented from time to time, and any successor statute or regulations thereto, with a coastwise endorsement pursuant to 46 U.S.C. § 12119(b) (2006), and the regulations promulgated thereunder, as such statute and regulations may be amended or supplemented from time to time, and any successor statute or regulations thereto.

(b)                                 Except for Permitted Liens, Charterer agrees that: (i) it will not create, incur, assume or suffer to exist, and will not permit any affiliate of Charterer, the Master, officers or crew of the Vessels or any other servant or agent under Charterer’s control to create, incur or assume or suffer to exist, any Lien upon or in respect of the Vessels without the prior written consent of Owners; and (ii) if Charterer shall breach its agreement contained in the preceding subclause (i), Charterer will promptly take such action as shall be necessary to release or discharge such Lien and, if Charterer fails to take such action, Owners may, but shall not have any obligation to, upon notice to Charterer, take such action as shall be necessary to release or discharge the same at Charterer’s expense.

42.                               Event of Loss.

Charterer shall give Owners prompt written notice of any event that might give rise to an Event of Loss, together with the details thereof.  Upon the occurrence of an Event of Loss, this Charter shall terminate and neither party shall have any further obligations hereunder other than obligations which arose prior to the date of such termination.

43.                               INTENTIONALLY OMITTED

44.                               Further Undertakings.

Charterer undertakes and agrees that throughout the Charter Period it shall:

(a)                                  Upon request from Owners, allow Owners to inspect and make copies of:

(i)                                     all class records, class certificates and survey reports issued with respect to the Vessels; and

(ii)                                  any inspection reports obtained or prepared by Charterer or the Managers in respect of the Vessels.

(b)                                 At all times ensure compliance with all applicable environmental laws and all other laws and regulations, in each case as relating to the Vessels and the operation and management thereof, and take all reasonable precautions to ensure that the crews, employees, agents or representatives of Charterer at all times comply with such environmental laws and other applicable laws.

(c)                                  At all times ensure compliance with all required international conventions, codes and regulations, the STCW 95, the ISM Code and the ISPS Code, in each case as relating to the Vessels and the operation and management thereof, and ensure such compliance by any company performing ship management services in respect of the Vessels on behalf of Charterer.

(d)                                 Obtain and promptly renew from time to time, and, whenever so required, promptly furnish copies to Owners of, all such authorizations, approvals, consents and licenses as may be required under any applicable law or regulation to enable Charterer to perform its obligations under this Charter or required for the validity or enforceability of this Charter, and Charterer shall in all material respects comply with the terms of the same.

(e)                                  Notify Owners forthwith by letter, or in case of urgency, by facsimile of:

(i)                                     any accident to the Vessels involving repairs, the cost of which is likely to exceed Five Hundred Thousand United States Dollars (US$500,000) (or the equivalent in any other currency);

(ii)                                  any occurrence in consequence whereof any Vessel has become a total loss; or

(iii)                               any arrest of the Vessels or the exercise or purported exercise of any Lien on the Vessels.

(f)                                    Notify Owners in writing of any Event of Demise Default of which Charterer is aware (or an event of which Charterer is aware which, with the giving of notice and/or lapse of time, would constitute an Event of Demise Default and which is not likely to be remedied before becoming an Event of Demise Default).

(g)                                 Provide to Owners in respect of Charterer, as soon as practicable after the same are instituted, details of any litigation, arbitration or administrative proceedings which if adversely determined would have a significant impact on their ability to perform their obligations hereunder or in connection herewith.

(h)                                 Obtain and promptly renew from time to time, and will whenever so required, promptly furnish certified copies to Owners of, all such authorizations, approvals, consents and licenses as may be required under any applicable law or regulation to enable Charterer to perform its obligations under this Charter or as may be required for the validity or enforceability of this Charter, and Charterer shall in all material respects comply with the terms of the same.

(i)                                     Shall not, without the prior written consent of Owners, in a single or a series of transactions, dispose of all or substantially all of its business or reorganize or otherwise change its business or operations in a manner so that or as a result of which its financial condition and/or its ability to fulfill its obligations under this Charter (as the case may be) would be materially weakened.

(j)                                     Obtain or procure the obtaining of all necessary ISM Code documentation in connection with the Vessels and at all times be, or procure that the manager of the Vessels be, in full compliance with the ISM Code.

45.                               Additional Events of Demise Default.

(a)                                  The following events shall constitute additional Events of Demise Default:

(i)                                     it becomes impossible or unlawful for Charterer to fulfill any of its covenants or obligations hereunder, or for Owners to exercise any of the rights vested in it hereunder, unless due to an act or omission by Owners or an Event of Loss with respect to the Vessels; or

(ii)                                  one or more judgments or decrees shall be entered against Charterer or the Guarantor involving in the aggregate a liability (not paid or fully covered by insurance, net of approved deductible) of One Million United States Dollars (US$1,000,000), or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(iii)                               this Charter, or any material provision hereof or thereof shall cease, for any reason (other than due to an act or omission by Owners or an Event of Loss with respect to the Vessels) to be in full force and effect, or any action or suit at law or in equity or other legal proceeding to cancel, revoke or rescind this Charter, or any material provision hereof or thereof shall be commenced by or on behalf of Charterer, or any governmental authority having competent jurisdiction for any reason other than due to an act or omission of Owners; or

(iv)                              Charterer shall be enjoined, restrained or in any way prevented by the order of any court or any governmental authority from conducting any material part of its business (unless due an act or omission by Owners), and such order shall continue in effect for more than thirty (30) days; or

(v)                                 there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Charterer if such loss, suspension, revocation or failure to renew would have a material adverse effect on the continuing operation of the Vessels and/or the business of Charterer; or

(vi)                              the entry of a decree or order by a court having jurisdiction in the premises adjudging Charterer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Charterer under the Federal Bankruptcy Act or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of Charterer or of any substantial part of their respective property, or ordering the winding-up or liquidation of the affairs of Charterer, and the continuance of such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

(vii)                           the institution by Charterer of proceedings to be adjudicated a bankrupt or insolvent or the consent by Charterer to the institution of bankruptcy or insolvency proceedings against it, or the filing by Charterer of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable Federal or State law, or the consent by Charterer to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of Charterer or of any substantial part of their respective property, or the making by Charterer of an assignment for the benefit of creditors, or the admission by Charterer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Charterer in furtherance of any such action.

(b)                                 No express or implied waiver by Owners of any Event of Demise Default shall in any way be, or be construed to be, a waiver of any further or subsequent Event of Demise Default.

46.                               Governing Law.

This Charter shall be governed by and construed in all respects in accordance with the U.S. Federal maritime laws and, to the extent such laws are not applicable, the laws of the State of New York (without reference to its conflicts of law principles).

47.                               Representations and Warranties.

Charterer hereby represents and confirms that:

(i)                                     it is a limited liability company duly incorporated and existing under the laws of the State of Delaware and has due limited liability company power and authority to enter into and perform its obligations under this Charter;

(ii)                                  all consents, approvals or public authorizations which may be required in connection with the entering into and performance of its obligations under this Charter have been obtained;

(iii)                               no Event of Demise Default or event that could lead to an Event of Demise Default under this Charter has occurred and is continuing;

(iv)                              it is not aware of any fact or circumstances in existence which could adversely affect its ability to perform its obligations under this Charter;

(v)                                 the entry into and performance of this Charter does not and will not during the Charter Period violate in any material respect any agreement, contract or other undertaking to which it is a party or which is binding on it or any of its assets; and

(vi)                              under the laws of the State of Delaware and the federal laws of the United States of America in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make to Owners hereunder.

48.                               Dispute Resolution.

All disputes hereunder shall be settled by arbitration in the City of New York, New York pursuant to the Rules of the Society of Maritime Arbitrators, Inc., before one mutually agreed upon arbitrator or, failing agreement, a panel of three persons consisting of one arbitrator to be appointed by Owners, one to be appointed by Charterer, and one to be appointed by the two so chosen.  The single arbitrator or the third arbitrator shall be an attorney practicing maritime law.  The decision of the sole arbitrator or any two of the panel of three on any point or points shall be final and binding, and may include costs, including reasonable attorney fees.  Judgment may be entered upon any award made hereunder in any court having jurisdiction.  The parties agree that any dispute relating to claims of One Hundred Thousand United States Dollars (US$100,000) or less in the aggregate shall be governed by the Shortened Arbitration Procedures adopted by the Society of Maritime Arbitrators.

WAIVER OF JURY TRIAL.  IT IS MUTUALLY AGREED BY AND BETWEEN CHARTERER AND OWNER THAT BOTH OF THEM HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OWNER AGAINST CHARTERER PURSUANT TO CLAUSE 48(b) HEREOF.

49.                               Quiet Enjoyment.

So long as no Event of Demise Default has occurred, neither Charterer nor any permitted sub-charterer shall be disturbed or interfered with in its quiet and peaceful use, possession and engagement of the Vessels.  Owners shall procure that any mortgage on the Vessels provides an equivalent right to quiet enjoyment.

50.                               Notices.

Except as otherwise expressly provided herein, all notices and other communications hereunder shall be in writing and shall be delivered personally, by first-class, registered or certified mail, postage prepaid, or by a nationally-recognized overnight courier service, or sent by facsimile transmission, and addressed as follows:

If to Owners, addressed to them:

c/o OSG Ship Management, Inc.

Knights Run Av – Ste 1200

Tampa, FL 33602

Attention: Capt. Robert Johnston

Facsimile: (813) 221-2769

With a copy to:

Overseas Shipholding Group, Inc.

666 Third Avenue

New York, New York 10017

Attention: General Counsel

Facsimile: 212-251-1180

If to Charterer:

OSP 400 LLC

302 Knights Run Av – STE 1200

Tampa, FL 33603

Attention:  Mr. Eric F. Smith

Facsimile:  (813) 221-2769

With a copy to:

Overseas Shipholding Group, Inc.

666 Third Avenue

New York, New York 10017

Attention:  General Counsel

Facsimile:  212-251-1180

or, as to each such Person, at such other address or to the attention of such other individual as shall be designated by such Person in a written notice to the other Person named above.

51.                               Miscellaneous.

(a)                                  Owners represent, warrant and covenant that on the date hereof it either (i) is a citizen of the United States within the meaning of 46 USC § 50501, as amended, qualified to engage in the coastwise trade of the United States, or (ii) is eligible to own a vessel operating in the coastwise trade of the United States pursuant to 46 USC § 12119, or (iii) is otherwise qualified or meets the requirements of all applicable laws so as to entitle the Vessels to engage in the coastwise trade of the United States, and throughout the Charter Period shall remain so qualified or continue to meet such requirements.

(b)                                 Charterer represents, warrants and covenants that at the time of execution of this Charter, it either (i) is a citizen of the United States within the meaning of 46 USC § 50501, as amended, qualified to engage in the coastwise trade of the United States, or (ii) is otherwise qualified or meets the requirements of all applicable laws so as to entitle the Vessels to engage in the coastwise trade of the United States, and throughout the Charter Period shall remain so qualified or continue to meet such requirements.

(c)                                  Owners and Charterer severally agree to perform or cause to be performed such action, and to execute, deliver or furnish or to cause to be executed, delivered or furnished, all such further assurances, certificates, opinions and other documents necessary or proper to carry out this Charter.

(d)                                 No change in, or modification of, this Charter shall be effective unless reduced to writing and signed by Owners and Charterer.

(e)                                  The invalidity of any provision of this Charter shall not affect the remainder hereof, which shall in such event be construed as if such invalid provision had not been inserted.

(f)                                    This Charter consists of Parts I, II and III of the Bimco Standard Bareboat Charter (Barecon 2001) Form (“Barecon”), these Additional Clauses, and the exhibits hereto.  All parts of this Charter shall be read together as a single agreement and in a manner that promotes consistency between all parts of this Charter.  No single part of this Charter shall be given greater weight than any other part of this Charter in determining the intended agreement of the parties hereto.

(g)                                 This Charter may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.  Original signatures hereto may be delivered by facsimile which shall be deemed originals.